Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Quarterly and Annual Revenue
Company Drives Strong Adobe Creative Cloud and Adobe Marketing Cloud Adoption in Fiscal 2012

SAN JOSE, Calif. - Dec. 13, 2012 - Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year ended Nov. 30, 2012.
Adobe achieved revenue in Q4 FY2012 of $1.153 billion, exceeding its targeted range of $1.075 billion to $1.125 billion. During the quarter, the Company continued to accelerate adoption of Adobe® Creative Cloud™ as it migrates to a subscription model. Adobe also achieved record Adobe Marketing Cloud and Document Services revenue during the fourth quarter.
For fiscal year 2012, Adobe achieved record revenue of $4.4 billion.
Fourth Quarter Financial Highlights

•	Diluted earnings per share were $0.44 on a GAAP-basis, and $0.61 on a non-GAAP basis.

•	Operating income was $307.8 million and net income was $222.3 million on a GAAP basis. Operating income was $414.7 million and net income was $307.9 million on a non-GAAP basis.

•	Cash flow from operations was $473.7 million.

•	Deferred revenue grew by $59.3 million to a record $619.6 million.

•	Adobe added approximately 10,000 Creative Cloud subscriptions per week during the quarter, versus the addition of 8,000 subscriptions per week in the third quarter.

•	In Document Services, which includes the Adobe Acrobat® product family, Adobe also achieved record revenue of $210.2 million during the quarter.

•	Adobe Marketing Cloud achieved record quarterly revenue of $220.4 million, which represents 32 percent year-over-year growth.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.
Fiscal Year 2012 Financial Highlights

•	Adobe achieved record revenue of $4.404 billion. Annual GAAP diluted earnings per share for fiscal 2012 were $1.66, and annual non-GAAP diluted earnings per share were $2.35.

•	Annual operating income was $1.180 billion and net income was $833 million on a GAAP basis. Annual operating income was $1.597 billion and net income was $1.183 billion on a non-GAAP basis.

•	Adobe generated $1.5 billion in cash flow during the year.

•	Creative Cloud paid subscriptions grew to 326,000 as of the end of the year, with exiting annualized recurring revenue of $153 million for the Creative business.

•	Document Services achieved record annual revenue of $786 million.

•	Adobe Marketing Cloud achieved a record $777 million in reported annual revenue, representing 35 percent year-over-year growth.

•	The company repurchased 11.5 million shares during the year, returning approximately $372 million of cash to stockholders.

Executive Quotes
“We beat our Creative Cloud subscription goals and established Adobe Marketing Cloud as the leader in the exploding category of Digital Marketing during fiscal 2012,” said Shantanu Narayen, president and chief executive officer, Adobe. “In fiscal 2013 we intend to accelerate our pace of innovation, and drive integration between Creative Cloud and Adobe Marketing Cloud.”
“We're driving migration to a subscription model in our Creative business faster than we predicted a year ago, and we are confident fiscal 2013 will be the pivotal year for the transition,” said Mark Garrett, executive vice president and chief financial officer, Adobe. “This will yield a stronger, more predictable recurring revenue model with higher long-term revenue growth.”
Adobe to Webcast Earnings Conference Call
Adobe will webcast its fourth quarter and fiscal year 2012 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. The company will discuss financial targets for the first quarter of fiscal 2013 as well as fiscal year 2013 on its Q4 and FY2012 earnings call. A copy of Adobe management's prepared remarks, including financial targets and conference call slides, has been posted to Adobe's investor relations website in advance of the conference call for reference.
A reconciliation between GAAP and non-GAAP financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to the transition of our business as we migrate to a subscription model, increases in recurring revenue, long-term revenue growth and our ability to continue to innovate and execute against our strategy in our key growth areas and drive integration between those areas, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, including our increased emphasis on a cloud and subscription strategy, fluctuations in subscription renewal or upgrade rates, continued uncertainty in economic conditions and the financial markets, difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe's Annual Report on Form 10-K for the fiscal year ended December 2, 2011 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 2, 2012, June 1, 2012 and Aug. 31, 2012.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe's Annual Report on Form 10-K for our year ended Nov. 30, 2012, which Adobe expects to file in Jan. 2013.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
###
© 2012 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Acrobat are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 30, 2012	December 2, 2011	November 30, 2012	December 2, 2011
Revenue:
Products	$852,843	$931,895	$3,342,843	$3,416,483
Subscription	194,537	128,437	673,206	458,634
Services and support	106,048	91,829	387,628	341,141
Total revenue	1,153,428	1,152,161	4,403,677	4,216,258

Cost of revenue:
Products	28,687	34,048	121,663	125,640
Subscription	59,308	51,334	219,102	194,033
Services and support	36,983	30,997	143,017	118,200
Total cost of revenue	124,978	116,379	483,782	437,873

Gross profit	1,028,450	1,035,782	3,919,895	3,778,385

Operating expenses:
Research and development	195,047	195,403	742,823	738,053
Sales and marketing	402,181	368,330	1,516,159	1,385,822
General and administrative	111,449	119,586	434,982	414,605
Restructuring and other related charges	(275)	94,502	(2,917)	97,773
Amortization of purchased intangibles	12,283	11,830	48,657	42,833
Total operating expenses	720,685	789,651	2,739,704	2,679,086

Operating income	307,765	246,131	1,180,191	1,099,299

Non-operating income (expense):
Interest and other income (expense), net	(718)	(1,351)	(3,414)	(2,974)
Interest expense	(16,767)	(16,774)	(67,487)	(66,952)
Investment gains (losses), net	351	5,174	9,504	5,857
Total non-operating income (expense), net	(17,134)	(12,951)	(61,397)	(64,069)
Income before income taxes	290,631	233,180	1,118,794	1,035,230
Provision for income taxes	68,298	59,461	286,019	202,383
Net income	$222,333	$173,719	$832,775	$832,847
Basic net income per share	$0.45	$0.35	$1.68	$1.67
Shares used to compute basic net income per share	494,906	491,523	494,731	497,469
Diluted net income per share	$0.44	$0.35	$1.66	$1.65
Shares used to compute diluted net income per share	502,154	496,288	502,721	503,921

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	November 30, 2012	December 2, 2011
ASSETS

Current assets:
Cash and cash equivalents	$1,425,052	$989,500
Short-term investments	2,113,301	1,922,192
Trade receivables, net of allowances for doubtful accounts of $12,643 and $15,080, respectively	617,233	634,373
Deferred income taxes	59,537	91,963
Prepaid expenses and other current assets	116,237	133,423
Total current assets	4,331,360	3,771,451

Property and equipment, net	664,302	527,828
Goodwill	4,133,259	3,849,217
Purchased and other intangibles, net	545,036	545,526
Investment in lease receivable	207,239	207,239
Other assets	93,327	89,922
Total assets	$9,974,523	$8,991,183

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$49,759	$86,660
Accrued expenses	590,140	554,941
Capital lease obligations	11,217	9,212
Accrued restructuring	9,287	80,930
Income taxes payable	49,886	42,634
Deferred revenue	561,463	476,402
Total current liabilities	1,271,752	1,250,779

Long-term liabilities:
Debt and capital lease obligations	1,496,938	1,505,096
Deferred revenue	58,102	55,303
Accrued restructuring	12,263	7,449
Income taxes payable	155,096	156,958
Deferred income taxes	265,106	181,602
Other liabilities	50,084	50,883
Total liabilities	3,309,341	3,208,070

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,038,665	2,753,896
Retained earnings	7,003,003	6,528,735
Accumulated other comprehensive income	30,712	29,950
Treasury stock, at cost (106,702 and 109,294 shares, respectively), net of reissuances	(3,407,259)	(3,529,529)
Total stockholders' equity	6,665,182	5,783,113
Total liabilities and stockholders' equity	$9,974,523	$8,991,183

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	November 30, 2012	December 2, 2011
Cash flows from operating activities:
Net income	$222,333	$173,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	78,621	73,290
Stock-based compensation expense	73,535	72,527
Unrealized investment gains	(281)	(5,811)
Changes in deferred revenue	59,232	47,399
Changes in other operating assets and liabilities	40,219	135,629
Net cash provided by operating activities	473,659	496,753

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(33,250)	18,826
Purchases of property and equipment	(81,789)	(74,897)
Purchases of long-term investments, intangibles and other assets, net of sales	(14,436)	(51,684)
Acquisitions, net of cash	—	(151,925)
Net cash used for investing activities	(129,475)	(259,680)

Cash flows from financing activities:
Purchases of treasury stock	(100,000)	—
Reissuance of treasury stock	19,089	1,191
Repayment of debt and capital lease obligations	(2,985)	(2,243)
Excess tax benefits from stock-based compensation	3,477	853
Net cash used for financing activities	(80,419)	(199)
Effect of exchange rate changes on cash and cash equivalents	(1,093)	(16,586)
Net increase in cash and cash equivalents	262,672	220,288
Cash and cash equivalents at beginning of period	1,162,380	769,212
Cash and cash equivalents at end of period	$1,425,052	$989,500

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended			Year Ended
	November 30, 2012	December 2, 2011	August 31, 2012	November 30, 2012	December 2, 2011
Operating income:

GAAP operating income	$307,765	$246,131	$278,304	$1,180,191	$1,099,299
Stock-based and deferred compensation expense	76,248	75,450	80,682	300,277	286,048
Restructuring and other related charges	(275)	94,502	2,374	(2,917)	97,773
Amortization of purchased intangibles	30,912	28,444	30,410	119,890	104,005
Non-GAAP operating income	$414,650	$444,527	$391,770	$1,597,441	$1,587,125

Net income:

GAAP net income	$222,333	$173,719	$201,357	$832,775	$832,847
Stock-based and deferred compensation expense	76,248	75,450	80,682	300,277	286,048
Restructuring and other related charges	(275)	94,502	2,374	(2,917)	97,773
Amortization of purchased intangibles	30,912	28,444	30,410	119,890	104,005
Investment (gains) losses	(351)	(5,174)	(944)	(9,504)	(5,857)
Income tax adjustments	(20,962)	(34,347)	(22,685)	(57,290)	(131,400)
Non-GAAP net income	$307,905	$332,594	$291,194	$1,183,231	$1,183,416

Diluted net income per share:

GAAP diluted net income per share	$0.44	$0.35	$0.40	$1.66	$1.65
Stock-based and deferred compensation expense	0.15	0.15	0.16	0.60	0.57
Restructuring and other related charges	—	0.19	—	(0.01)	0.19
Amortization of purchased intangibles	0.06	0.06	0.06	0.24	0.21
Investment (gains) losses	—	(0.01)	—	(0.02)	(0.01)
Income tax adjustments	(0.04)	(0.07)	(0.04)	(0.12)	(0.26)
Non-GAAP diluted net income per share	$0.61	$0.67	$0.58	$2.35	$2.35

Shares used in computing diluted net income per share	502,154	496,288	499,757	502,721	503,921

Non-GAAP Results (continued)
(In thousands, except percentages)

	Three Months Ended			Year Ended
	November 30, 2012	December 2, 2011	August 31, 2012	November 30, 2012	December 2, 2011
Operating expenses:

GAAP operating expenses	$720,685	$789,651	$682,655	$2,739,704	$2,679,086
Stock-based and deferred compensation expense	(70,658)	(71,435)	(75,762)	(280,746)	(270,268)
Restructuring and other related charges	275	(94,502)	(2,374)	2,917	(97,773)
Amortization of purchased intangibles	(12,283)	(11,830)	(12,331)	(48,657)	(42,833)
Non-GAAP operating expenses	$638,019	$611,884	$592,188	$2,413,218	$2,268,212

Three Months Ended
November 30, 2012
Effective income tax rate:

GAAP effective income tax rate	23.5%
Stock-based and deferred compensation expense	(0.7)
Amortization of purchased intangibles	(0.3)
Non-GAAP effective income tax rate	22.5%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results in a manner that focuses on what Adobe believes to be its ongoing business operations. Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the stock-based and deferred compensation expenses, restructuring charges, amortization of purchased intangibles, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.